                                                                               .
                                                                               .
                                                                               .
                                                                     EXHIBIT 1.1

                 CAPITAL AUTO RECEIVABLES ASSET TRUST 200_-SN__

                      $__________ CLASS A-2a ASSET BACKED NOTES
                      $__________ CLASS A-2b ASSET BACKED NOTES
                      $__________ CLASS A-3a ASSET BACKED NOTES
                      $__________ CLASS A-3b ASSET BACKED NOTES
                      $__________ CLASS A-4 ASSET BACKED NOTES
                      $__________ CLASS B-1 ASSET BACKED NOTES
                      $__________ CLASS B-2 ASSET BACKED NOTES
                      $__________ CLASS C ASSET BACKED NOTES

                         CAPITAL AUTO RECEIVABLES, INC.
                                   (DEPOSITOR)

                      GENERAL MOTORS ACCEPTANCE CORPORATION
                  (SERVICER/TITLING AGENT/TRUST ADMINISTRATOR)

                             UNDERWRITING AGREEMENT

                                __________, 200_

[Name and Address
of each representative
Underwriter]

As Representatives of the several
Underwriters on Schedule 1

Dear Ladies and Gentlemen:

      1. Introductory. Capital Auto Receivables, Inc., a Delaware corporation (the "Depositor"), proposes to sell to the Underwriters $__________ aggregate principal balance of Class A-2a Asset Backed Notes (the "Class A-2a Notes") and $__________ aggregate principal balance of Class A-2b Asset Backed Notes (the "Class A-2b Notes", and together with the Class A-2a Notes, the "Class A-2 Notes"), $__________ aggregate principal balance of Class A-3a Asset Backed Notes (the "Class A-3a Notes") and $__________ aggregate principal balance of Class A-3b Asset Backed Notes (the "Class A-3b Notes", and together with the Class A-3a Notes, the "Class A-3 Notes"), $__________ aggregate principal balance of Class A-4 Asset Backed Notes (the "Class A-4 Notes" and, together with the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"), $__________ aggregate principal balance of Class B-1 Asset Backed Notes (the "Class B-1 Notes"), $__________ aggregate principal balance of Class B-2 Asset Backed Notes (the "Class B-2 Notes" and, together with the Class B-1 Notes, the "Class B Notes"), $__________ aggregate principal balance of Class C Asset Backed Notes (the "Class C Notes"), and together with the Class A Notes and the Class B Notes, the "Offered Notes") of the Capital Auto Receivables Asset Trust 200_-SN__ (the "Trust"). [The Trust is also issuing, concurrently with the Offered Notes, $__________ aggregate principal balance of Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $__________ aggregate principal balance of Class A-2c Asset Backed Notes (the "Class A-2c Notes"), $__________ aggregate principal balance of Class A-3c Asset Backed Notes (the "Class A-3c Notes"), and certificates with an aggregate principal balance of $__________ (the "Certificates"). COLT (defined below) will issue certificates with an aggregate principal balance of $__________. Neither the Class A-1 Notes, the Class A-2c Notes, the Class A-3c Notes, the Certificates nor the certificates issued by COLT are being publicly offered].

      The assets of the Trust will include, among other things, secured notes (the "Secured Notes") issued by Central Originating Lease Trust ("COLT"). The Secured Notes will be issued pursuant to an indenture, to be dated as of the Closing Date (as amended and supplemented from time to time, the "COLT Indenture"), between COLT and __________, as indenture trustee (the "COLT Indenture Trustee"). The Secured Notes will initially be issued by COLT to General Motors Acceptance Corporation, as Trust Administrator ("GMAC"), in exchange for the transfer by GMAC to COLT of a pool of automobile leases and the related leased vehicles (the "Lease Assets") and certain monies due or received thereunder on and after _______, 200_ (the "Cutoff Date") pursuant to a sale and contribution agreement, to be dated as of the Closing Date (the "COLT Sale and Contribution Agreement"), between COLT and GMAC. COLT's obligations under the Secured Notes will be secured by the Lease Assets. The aggregate Initial ABS Value (as defined in the COLT Servicing Agreement (defined below)) of the Lease Assets will be $__________. GMAC will continue to service the Lease Assets after their transfer to COLT pursuant to a servicing agreement, to be dated as of the Closing Date (the "COLT Servicing Agreement"), between COLT, GMAC and Deutsche Bank Trust Company Delaware, in its capacity as owner trustee of COLT. GMAC will sell the Secured Notes to the Depositor pursuant to a pooling and administration agreement, to be dated as of the Closing Date (the "Pooling and Administration Agreement"), between GMAC and the Depositor. The Secured Notes will be transferred by the Depositor to the Trust pursuant to trust sale and administration agreement, to be dated as of the Closing Date (the "Trust Sale and Administration Agreement"), between the Depositor, the Trust and GMAC. The Offered Notes will be issued pursuant to an indenture, to be dated as of the Closing Date (as amended and supplemented from time to time, the "Indenture"), between the Trust and __________, as indenture trustee (the "CARAT Indenture Trustee"). The Trust has been formed pursuant to a trust agreement, dated as of ________, 200_ (as amended and supplemented from time to time, the "Trust Agreement"), between the Depositor and __________, as trustee, acting thereunder not in its individual capacity but solely as trustee of the Trust (the "CARAT Owner Trustee"). GMAC will serve as the initial custodian of the Series 200_-SN__ Lease Assets Files (as defined in the Trust Sale and Administration Agreement) pursuant to the Trust Sale and Administration Agreement and a custodian agreement, to be dated as of the Closing Date (the "Custodian Agreement"), between GMAC, as Custodian, and COLT.

      Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the

Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 15 hereof.

      2. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with, the several underwriters named in
Schedule 1 (the "Underwriters") that:

            (a) The Depositor meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (No. __________), including a prospectus, on Form S-3 pursuant to Rule 415 under the Act on __________, 200_, for the registration under the Act of asset-backed securities (issuable in series and classes thereof), including the Secured Notes and the Offered Notes, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriters. The Depositor has filed or will file with the Commission, pursuant to Rule 424(b), one or more Preliminary Prospectuses and has delivered the Final Preliminary Prospectus to the Underwriters prior to the Applicable Time for delivery to prospective investors. The Depositor will file with the Commission pursuant to Rule 424(b) a Final Prospectus relating to the Offered Notes and the method of distribution thereof.

            (b) On the Effective Date, the Registration Statement complied, and when the Final Prospectus is first filed in accordance with Rule 424(b), the Final Prospectus will comply, in all material respects with the applicable requirements of the Act; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto): (i) in reliance upon and in conformity with information furnished in writing to the Depositor by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information so furnished by or on behalf of any Underwriters consists of the information described as such in Section 7 hereof (the "Underwriter Information");
      (ii) relating to and including the tables (other than the table under the caption ["Schedule of Remaining Payments by Month"]) under the caption of ["Weighted Average Life of the Notes -- Percent of Initial Note Principal Balance Outstanding at Various ABS Percentages"] (the "ABS Tables") in the Final Prospectus; and (iii) the information under the caption ["The Transfer and Servicing Agreements -- Interest Rate Swaps -- Swap Counterparty"] in the Final Prospectus (the "Swap Information"). As of the Closing Date, the representations and warranties of the Depositor in a pooling and servicing agreement, dated as of the Closing Date the Pooling and Administration Agreement, the Trust Sale and Administration Agreement and the Trust Agreement will be true and correct in all material respects.

            (c) As of the Applicable Time, the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Depositor makes no representations or warranties as to the information contained in or omitted from the Disclosure Package (i) in reliance upon and in conformity with the Underwriter Information, (ii) relating to the ABS Tables or (iii) relating to the Swap Information.

            (d) At the earliest time after the filing of the Registration Statement that the Depositor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Notes, the Depositor was not an "ineligible issuer," as defined in Rule 405.

            (e) Each Issuer Free Writing Prospectus, as of its issue date, does not and will not include any information that conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information then contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Depositor has or will promptly notify the Underwriters and (ii) the Depositor has or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that the Depositor makes no representations or warranties as to the information contained in or omitted from any Issuer Free Writing Prospectus (1) in reliance upon and in conformity with the Underwriter Information, (2) relating to the ABS Tables or (3) relating to the Swap Information..

            (f) This Agreement has been duly authorized, executed and delivered by the Depositor.

      3. Purchase, Sale and Delivery of the Offered Notes. Each Underwriter executing this Agreement on its own behalf and as a Representative of the several Underwriters (the "Representatives") hereby represents and warrants to the Depositor that it has been authorized by the other Underwriters to execute this Agreement on their behalf. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Depositor, the respective principal balance of each class of Offered Notes set forth opposite the name of such Underwriter on Schedule 1. Each of the Offered Notes are to be purchased at the respective purchase price set forth on Schedule 2, plus accrued interest to the extent set forth on such Schedule 2.

      The Depositor will deliver the Offered Notes to the Representatives for the account of the Underwriters against payment of the purchase price in immediately available funds, at the office of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603, on __________, 200_ at ____ a.m. (Chicago time), or at such other time and place not later than seven full business days thereafter as the Representatives and the Depositor determine, such time being herein referred to as the "Closing Date." The Offered Notes so to be delivered will be initially represented by notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Offered Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive notes will be available only under limited circumstances.

      4. Offering by Underwriters; Representations and Covenants of the Underwriters.

            (a) It is understood that the Underwriters propose to offer the Offered Notes for sale to the public (which may include selected dealers) as set forth in the Final Prospectus. Each Underwriter agrees that all such offers and sales by such Underwriter will be made in compliance with all applicable laws and regulations, including all laws and regulations with respect to pricing of the Offered Notes and disclosure of underwriting commissions from the Depositor or any other person.

            (b) The Underwriters have not and will not provide any ABS Informational and Computational Material to prospective investors. For the purposes hereof, "ABS Informational and Computational Material" as used herein shall have the meanings given such term in Section 1101(a) of Regulation AB under the Exchange Act.

            (c) Each Underwriter represents that it has delivered the Final Preliminary Prospectus to prospective investors prior to the Applicable Time.

            (d) Each Underwriter represents, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Offered Notes that is required to be filed with the Commission in accordance with the Act or any Free Writing Prospectus other than those approved by the Depositor[; provided, however, that, notwithstanding the foregoing, the Depositor agrees that the Underwriters may disseminate information on Bloomberg to prospective investors relating solely to the status of allocations and subscriptions (the "Bloomberg Information"), which the Underwriters represent shall not be required to be filed with the Commission pursuant to the safe harbor provided by Rule 134 or because such information is a Free Writing Prospectus that is not an Issuer Free Writing Prospectus].

            (e) Each Underwriter that uses the Internet or other electronic means to offer or sell the Offered Notes severally represents that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure compliance in all material respects with all applicable legal requirements under the Act and applicable procedures, if any, worked out with the staff of the SEC relating to the use of the Internet or relating to computerized or electronic means of delivery to prospective investors of the [Preliminary] Prospectus and any related "road-show" materials, in each case in connection with the offering of the Offered Notes. Each Underwriter severally represents that it has not established or used web site pages on the Internet containing information for prospective investors in connection with the offering of the Offered Notes.

      5. Covenants of the Depositor. The Depositor covenants and agrees with the Underwriters that:

            (a) The Depositor has filed or shall file each Preliminary Prospectus pursuant to and in accordance with Rule 424(b) not later than the second business day following the date it is first used.

            (b) The Depositor shall prepare and file the Final Prospectus pursuant to and in accordance with Rule 424(b) not later than the second business day following the date it is first used.

            (c) The Depositor shall advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Final Prospectus and shall consult with them and their counsel with respect to any comments they may have on any such proposed amendment or supplement; provided, however, that no such advice or consultation shall be necessary for Exchange Act reports filed by the Depositor in the ordinary course that contain opinions, the COLT Basic Documents, the Transfer and Servicing Agreements or related agreements and monthly distribution reports.

            (d) If, at any time when a prospectus relating to the Offered Notes is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Depositor promptly shall (1) notify the Representatives of such event and
      (2) prepare and file with the Commission, subject to paragraph (c) of this
      Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance.

            (e) The Depositor represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter, severally and not jointly, represents and agrees with the Depositor that, unless it obtains the prior consent of the Depositor, it has not made and will not make any offer relating to the Offered Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus; provided, however, that the prior consent of the parties hereto shall be deemed to have been given with respect to the Bloomberg Information and the Free Writing Prospectuses included in
      Schedule 3 hereto.

            (f) The Depositor shall take such action in order to exempt the Offered Notes from the qualification for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as the Representatives shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such exemption and in connection with the determination of the legality of the Offered Notes for purchase under the laws of such jurisdictions as the Representatives may designate. Thereafter, until all of the Offered Notes have been retired, the Depositor shall arrange for the filing and making of, and shall pay all fees applicable to, such statements and reports and renewals of registration necessary in order to continue to exempt the Offered Notes for secondary market transactions in the various jurisdictions in which the Offered Notes were originally exempted for sale.

            (g) For a period from the date of this Agreement until the retirement of the Offered Notes, or until such time as no Underwriter shall continue to maintain a secondary market in the Offered Notes, whichever first occurs, the Depositor will deliver or cause to be delivered to the Representatives, upon request, the annual statement of compliance and annual independent accountants' report furnished to the CARAT Indenture Trustee and the CARAT Owner Trustee pursuant to the Trust Sale and Administration Agreement and the annual independent auditor's servicing report furnished to the CARAT Indenture Trustee and the CARAT Owner Trustee pursuant to the Trust Sale and Administration Agreement, promptly after such statements are furnished to the CARAT Indenture Trustee and the CARAT Owner Trustee.

            (h) So long as any of the Offered Notes are outstanding, the Depositor will furnish to the Representatives (i) as soon as available, a copy of each report of the Depositor filed with the Commission under the Exchange Act or mailed to the holders of the Offered Notes, and (ii) from time to time, such other information concerning the Depositor as the Representatives may reasonably request.

            (i) If the transactions contemplated by this Agreement are not consummated or this Agreement is terminated pursuant to Section 9 below, the Depositor shall pay or cause to be paid all expenses incident to the performance of the Depositor's obligations under this Agreement, and will pay or cause to be paid or will reimburse the Underwriters for any reasonable expenses (including reasonable fees and disbursements of outside counsel) incurred by them in connection with (i) qualification or exemption of the Offered Notes for offer and sale and the determination of their legality for purchase under the laws of such jurisdictions as the Representatives have reasonably requested pursuant to Section 5(e) and the printing of memoranda relating thereto, (ii) any fees charged by investment rating agencies for the rating of the Offered Notes, and (iii) expenses incurred in printing, if applicable, and distributing any Preliminary Prospectus and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters.

            (j) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 6(i) is conditioned upon the furnishing of documents or the taking of other actions by the Depositor on or after the Closing Date, the Depositor shall furnish such documents and take such other actions.

            (k) If, during the period after the Closing Date in which a prospectus relating to the Offered Notes is required to be delivered under the Act, the Depositor receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Offered Notes is in effect, the Depositor shall advise the Representatives of the issuance of such stop order.

            (l) The Depositor acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm's-length contractual counterparty to the Depositor with respect to the offering of securities contemplated hereby (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Depositor or any other person. Additionally, each Underwriter is not advising the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Depositor with respect thereto. Any review by the Underwriters of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor.

      6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder are subject to the following conditions:

            (a) The Representatives shall have received a letter, dated as of the date hereof, with respect to the Final Preliminary Prospectus; and a letter, dated as of the Closing Date, of Deloitte & Touche LLP in form and substance reasonably acceptable to the Representatives.

            (b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Depositor and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Final Prospectus; and the Representatives shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Depositor, to the foregoing effect. The officer making such certificate may rely on the best of his/her knowledge as to proceedings pending or threatened.

            (c) The Representatives shall have received on the Closing Date an opinion of the General Counsel of the Depositor, dated the Closing Date, substantially to the effect set forth in Exhibit A.

            (d) The Representatives shall have received on the Closing Date an opinion of Mayer, Brown, Rowe & Maw LLP, special counsel to the Depositor, dated the Closing Date, substantially to the effect set forth in Exhibit B.

            (e) The Representatives shall have received a letter with respect to the Disclosure Package as of the date hereof and with respect to the Final Prospectus, as of the date thereof and as of the Closing Date, of Mayer, Brown, Rowe & Maw LLP, special counsel to the Depositor.

            (f) The Representatives shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, counsel for the Underwriters, dated the Closing Date, substantially to the effect set forth in Exhibit C.

            (g) The Representatives shall have received a letter with respect to the Disclosure Package as of the date hereof and with respect to the Final Prospectus, as of the date thereof and as of the Closing Date, of Kirkland & Ellis LLP, counsel for the Underwriters.

            (h) The Representatives shall have received a certificate signed by an executive officer or officers of the Depositor, dated the Closing Date, in which such officer or officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Depositor in this Agreement, the Pooling and Administration Agreement and the Trust Sale and the Administration Agreement are true and correct and that the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder at or before the Closing Date.

            (i) On or prior to the Closing Date, the Depositor shall not offer, sell, contract to sell or otherwise dispose of any additional similar asset-backed securities which shall not affect the Depositor's right to offer, sell, contract to sell or otherwise dispose of the Class D Notes without the Representatives' prior written consent.

            (j) The Representatives shall have received on the Closing Date opinions of Mayer, Brown, Rowe & Maw LLP, special counsel to the Depositor, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, (i) with respect to the characterization of the transfer of the lease assets by GMAC to COLT as a sale, (ii) with respect to the characterization of the transfer of the Secured Notes by GMAC to the Depositor as a sale and (iii) concluding that a bankruptcy court would not disregard the separate existence of the entities involved in the transfers of the lease assets and Secured Notes so as to substantively consolidate the assets and liabilities of GMAC, on the one hand, with those entities on the other hand.

            (k) The Class A Notes shall have been rated at least "___" by [Standard & Poor's Ratings Services ("S&P")], "___" by [Moody's Investors Service, Inc. ("Moody's")] or "___" by [Fitch, Inc. ("Fitch")]. The Class B Notes shall have been rated at least "__" by [S&P], "___" by [Moody's] or "___" by [Fitch]. The Class C Notes shall have been rated at least "___" by [S&P], "___" by [Moody's] or "___" by [Fitch].

            [(l) On the Closing Date, the aggregate principal balance of Class A-1 Notes set forth in the Final Prospectus shall have been issued by the Trust.]

      The Depositor will furnish the Representatives with conformed copies of such further opinions, certificates, letters and documents as the Representatives reasonably request.

      7. Indemnification and Contribution. The Depositor agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls an Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package or the Final Prospectus (if used within the period set forth in Section 5(d) hereof and as amended or supplemented if the Depositor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made (i) in reliance upon and in conformity with the Underwriter Information or (ii) in reliance upon information included in the ABS Tables.

      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Depositor, its directors, its officers who sign the Registration Statement and any person controlling the Depositor to the same extent as the foregoing indemnity from the Depositor to such Underwriter, but only with reference to information relating to such Underwriter or such Underwriter's offer or sale of the Offered Notes pursuant to this Agreement furnished in writing by such Underwriter, including specifically for use in the Registration Statement, the Disclosure Package or the Final Prospectus. The Depositor acknowledges that (a) the statements made by the Underwriters under the caption "Underwriting" in the Disclosure Package and the Final Prospectus with respect to the following: (i) the legal names of the Underwriters in the table titled "Aggregate Principal Amount to be Purchased;" (ii) the table relating to selling concessions and reallowances and the paragraph of text preceding such table; and
(iii) to the extent the penultimate sentence under the caption "Underwriting" applies to the Underwriters, the representation of the Underwriters relating to purchase transactions, over-allotment transactions, stabilization transactions, syndicate covering transactions and penalty bids; and (b) each of the Underwriters' "street names" on the front cover and back cover, if any, of the Final Preliminary Prospectus, the Additional Information Statement and the Final Prospectus; constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Disclosure Package or the Final Prospectus.

      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two immediately preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to the second preceding paragraph and by the Depositor in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.

      If the indemnification provided for in this Section 7 is unavailable to an indemnified party under the second or third preceding paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Depositor on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Depositor on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Notes were offered for sale exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7 to indemnify and contribute are several in proportion to their respective underwriting obligations and not joint.

      The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Depositor in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by an Underwriter or on behalf of the Underwriters or any person controlling the Underwriters or by or on behalf of the Depositor, its directors or officers or any person controlling the Depositor, and (iii) acceptance of and payment for any of the Offered Notes.

      8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Offered Notes agreed to be purchased by such Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the Representatives may make arrangements satisfactory to the Depositor in its sole discretion for the purchase of such Offered Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Notes set forth opposite their names in Schedule 1 bears to the aggregate amount of Offered Notes set forth opposite the names of all the remaining Underwriters) the Offered Notes which the defaulting Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Notes which the defaulting Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of all of the Offered Notes set forth in Schedule 1, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Notes and if such nondefaulting Underwriters do not purchase all the Offered Notes, this Agreement will terminate without liability to any nondefaulting Underwriter, the Trust or the Depositor (other than under Section 7). In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Depositor and any nondefaulting Underwriter for damages occasioned by its default hereunder.

      9.    Termination.

            (a) If this Agreement shall be terminated by the Representatives because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor shall be unable to perform its obligations under this Agreement, the Depositor will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their outside counsel) reasonably incurred by the Underwriters in connection with the offering of the Offered Notes.

            (b) The Representatives may terminate this Agreement (upon consultation with the Depositor) at any time prior to the Closing Date if, in the opinion of the

      Representatives, there shall have been such a change in national or international financial, political or economic conditions which in their view will have a materially adverse effect on the success of the offering and distribution of or a secondary market for the Offered Notes in the United States. After consultation with the Depositor, the parties to this Agreement shall be released and discharged from their respective obligations under this Agreement without liability on the part of either the Underwriters or on the part of the Depositor (other than under Section
      7), and, notwithstanding Section 9(a), each party will pay its own expenses.

      10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Depositor or any of their officers or directors or any controlling persons, and will survive delivery of and payment for the Offered Notes.

      11. Notices. All communications hereunder will be in writing, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile transmission and confirmed to the Representatives at [contact information for lead underwriter]; or, if sent to the Depositor, will be mailed, delivered or sent by facsimile transmission and confirmed to it at 200 Renaissance Center, 12th Floor, Detroit, Michigan 48265; Attention: Director -- U.S. Securitization, facsimile: (313) 665-6351.

      12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

      13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

      14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

      15. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

            "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

            ["Additional Information Statement" means the Additional Information Statement, dated as of ___________, 20__.]

            "Applicable Time" means ____ (Eastern time) on the date that this Agreement is executed and delivered by the parties hereto.

            "Base Prospectus" means the prospectus, dated __________, 200_, contained in the Registration Statement at the Effective Date.

            "Commission" means the Securities and Exchange Commission.

            "Disclosure Package" means the following, taken as a whole (i) the Base Prospectus, as amended and supplemented to the Applicable Time, (ii) the Final Preliminary Prospectus, (iii) the Issuer Free Writing Prospectuses, if any, identified on Schedule 3 hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

            "Effective Date" means each date and time that the Registration Statement , any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Final Preliminary Prospectus" means the Preliminary Prospectus, dated as of __________, 200_.

            "Final Prospectus" means the final prospectus supplement relating to the Offered Notes that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus, and otherwise satisfies Section 10(a) of the Act. For the purposes of this definition, the Final Prospectus shall include the "Static Pool Data" set forth in Appendix A thereto.

            "Free Writing Prospectus" means a free writing prospectus, as defined in Rule 405.

            "Issuer Free Writing Prospectus" means an issuer free writing prospectus, as defined in Rule 433, relating to the Offered Notes that (i) is required to be filed with the Commission by the Depositor or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Depositor's records pursuant to Rule 433(g).

            "Preliminary Prospectus" means any preliminary prospectus supplement to the Base Prospectus that describes the Offered Notes and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus. For purposes of this definition, information contained in a form of prospectus or preliminary prospectus supplement that is deemed to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Preliminary Prospectus only as of the actual time that form of prospectus or prospectus supplement is filed with the Commission pursuant to Rule 424(b), and shall include the "Static Pool Data" set forth in Appendix A thereto.

            "Registration Statement" means the registration statement referred to in Section 2(a) above, including exhibits incorporated by reference therein and any prospectus or prospectus supplement relating to the Offered Notes that is filed with the Commission pursuant to Rule 424 and deemed part of such registration statement pursuant to Rule 430B, as amended at the Applicable Time (or, if not effective at the Applicable Time, in the form in which it shall become effective), and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

            "Rule 134," "Rule 164," "Rule 172," "Rule 405," "Rule 415," "Rule
      424," "Rule 430A," "Rule 430B," "Rule 433" and "Rule 462" refer to such rules under the Act.

            "Rule 462(b) Registration Statement" means a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

                               [SIGNATURES FOLLOW]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Depositor and you in accordance with its terms.

                                                  Very truly yours,

                                                  CAPITAL AUTO RECEIVABLES, INC.

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written by the undersigned acting on their own behalf and as a Representative of the several Underwriters.

By:
   --------------------------------------------
Name:
     ------------------------------------------
Title:
      -----------------------------------------

By:
   --------------------------------------------
Name:
     ------------------------------------------
Title:
      -----------------------------------------

                                   SCHEDULE 1

Underwriter   A-2a Notes   A-2b Notes   A-3a Notes   A-3b Notes   A-4 Notes   B-1 Notes   B-2 Notes   C Notes
-----------   ----------   ----------   ----------   ----------   ---------   ---------   ---------   -------

                                   SCHEDULE 2

      Security        Interest Rate   Purchase Price
      --------        -------------   --------------
Class A-2a Notes
Class A-2b Notes
Class A-3a Notes
Class A-3b Notes
Class A-4 Notes
Class B-1 Notes
Class B-2 Notes
Class C Notes

                                   SCHEDULE 3

                            Free Writing Prospectuses

[(1) The Additional Information Statement, attached hereto.]

                                    EXHIBIT A

                    [Opinion of General Counsel of Depositor]

                                    EXHIBIT B

                    [Opinion of Mayer, Brown, Rowe & Maw LLP]

                                    EXHIBIT C

                        [Opinion of Kirkland & Ellis LLP]